Exhibit 99.1

Contacts: W. Phillip Marcum Chairman and CEO 303-785-8080	Philip Bourdillon/Gene Heller Silverman Heller Associates 310-208-2550
Metretek Technologies Reports
Third-Quarter 2005 Results
DENVER – November 14, 2005 – For the three months ended September 30, 2005, Metretek Technologies, Inc. (Amex: MEK) reported revenues of $10.2 million and net income and income from continuing operations of $169,000, or $0.01 per basic share. In the comparable period a year ago, the Company reported revenues of $9.2 million and income from continuing operations of $165,000, and a net loss of $3.7 million, including a loss from discontinued operations of $3.9 million.
For the nine months ended September 30, 2005, the Company reported record revenues of $32.0 million and income from continuing operations of $1.1 million, or $0.09 per basic share, compared to revenues of $26.0 million and income from continuing operations of $852,000, in the first nine months of 2004. Net income in the first nine months of 2005 was $825,000, compared to a net loss in 2004 of $3.7 million, including losses on discontinued operations of $300,000 and $4.5 million, respectively.
According to W. Phillip Marcum, president and chief executive officer, “We are generally very pleased with the performance of all of our operations during the third quarter of 2005.” Marcum noted that the only significant frustration during the period related to the effects of hurricanes Katrina and Rita on Southern Flow’s business. “These hurricanes reduced Southern Flow’s revenues and net income by approximately $300,000, thereby reducing consolidated results by like amounts and overshadowing an otherwise great quarter.” The Company expects a similar effect in its final quarter of 2005, although Southern Flow’s business is expected to be back to normal levels by early 2006.
“All our business segments remain on solid footing,” said Marcum. “We are particularly pleased with the steady progress at PowerSecure, which continues its geographic expansion.” Marcum added that the 2005 increases in consolidated revenues compared to the comparable periods of 2004 were attributable principally to increases in PowerSecure’s revenues of $872,000, or 17%, over the third quarter 2004, and an increase of $5.9 million, or 43%, over the comparable nine month period of 2004. Part of the increase in PowerSecure’s year-to-date revenues is attributed to growth in shared savings and monitoring service revenues, which increased to $839,000 in the nine month period of 2005 compared to $230,000 in the comparable period of 2004, an almost three-fold increase.

Updated Guidance for 2005:
The Company is reaffirming its expectation — as announced in a press release in September 2005, in which it cited the anticipated effects of Hurricanes Katrina and Rita on third- and fourth-quarter results — that 2005 income from continuing operations will be approximately $2.4 million, or $0.19 per basic share. The Company is increasing its previous forecast of revenues for fiscal 2005, which it now expects to be in the range of $42 million to $44 million.
Initial Guidance for 2006:
For its fiscal year 2006, the company anticipates net income of approximately $3.8 million, or $0.30 per basic share, on total revenues of approximately $49 million. The Company acknowledges the complexities of its operating structure, as well as the difficulty in understanding the performance and outlook for the Company’s three major subsidiaries and its unconsolidated affiliate, and offers the following analysis of anticipated performance in 2006 and 2005 versus actual performance in 2004 and 2003 (amounts are in millions):

			Segment Profit (Loss)/
		Revenues (1)	Equity Income (1)
Southern Flow Companies:	2006 (est)	$13.1	$1.8
	2005 (est)	$13.0	$1.8
	2004	$12.8	$1.9
	2003	$11.8	$1.6
PowerSecure:	2006 (est)	$30.5	$2.8
	2005 (est)	$28.0	$2.1
	2004	$18.6	$1.3
	2003	$17.1	$1.6
Metretek, Incorporated:	2006 (est)	$5.3	$0.6
	2005 (est)	$3.2	$(0.4)
	2004	$3.3	$(0.2)
	2003	$7.4	$0.7
Equity Income from Unconsolidated Affiliate:	2006 (est)	n/a	$1.7
	2005 (est)	n/a	$1.8
	2004	n/a	$1.3
	2003	n/a	$0.5
(1) Does not include interest income and expense, corporate overhead and related items, fees earned from managing our            unconsolidated affiliate, and other insignificant items.
Adjusted EBITDA:
Adjusted EBITDA for the nine months ended September 30, 2005 was $2,198,000, compared to $1,839,000 for the nine months ended September 30, 2004, a $359,000 increase.

As computed by the Company, adjusted EBITDA is a non-GAAP financial measure (as such term is defined by the Securities and Exchange Commission) computed as income from continuing operations before interest and finance charges, income taxes, depreciation and amortization, and minority interest.
By eliminating certain expenses not necessarily indicative of the results of the Company’s core operations, management believes that adjusted EBITDA offers a useful tool to measure and monitor the Company’s operating performance, and provides meaningful information to investors in terms of enhancing their understanding of the Company’s core operating performance and results. Adjusted EBITDA is also used by management to assist in planning and forecasting future operations. However, adjusted EBITDA as defined by the Company may not be directly comparable to similarly defined measures as reported by other companies. Adjusted EBITDA should be considered only as a supplement to, and not as a substitute for or in isolation from, other measures of financial performance and liquidity reported in accordance with generally accepted accounting principles (“GAAP”), such as net income.
Conference Call and Webcast:
At 10 a.m. MST (noon EST) today, November 14, the Company will hold a teleconference to discuss the financial results and future plans and prospects. To participate in the teleconference, please call 800-291-8929 (or 706-634-0478 for international callers) approximately 10 minutes prior to the start time and indicate that you are dialing in to the Metretek Technologies conference call.
This call is being Webcast and can be accessed live via the Internet at the Company’s website, www.metretek.com; to access the call, click on the “Investor Info” button and then click on the icon for the “2005 third-quarter results teleconference.” The Webcast player will open following completion of a brief registration process. The Webcast will also be available at www.earnings.com; to access the call, type in Metretek’s stock symbol, MEK, in the top right corner of the home page to be taken to the Company’s webcast page. These websites will host an archive of the teleconference. Additionally, a playback of the call will be available for 48 hours beginning at 1:30 p.m. MST on November 14; you may access the playback by calling 800-642-1687 (or for international callers 706-645-9291) and providing Conference ID number 2283928.
About Metretek Technologies:
Metretek Technologies, Inc. through its subsidiaries — Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) — is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
Safe-Harbor Statement:
All forward-looking statements contained in this press release are made within the meaning of and under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements regarding the business prospects for the Company and its subsidiaries; the outlook for consolidated revenues and earnings and for subsidiary and unconsolidated revenues and segment profit in 2005 and 2006; all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the Company’s ability to maintain sufficient capital and liquidity on favorable terms to meet its operating, working capital and debt service requirements and other capital commitments and contingencies and to fund the growth of its business; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of PowerSecure to develop and expand its business, services and technologies, to manage its growth and to address the effects of any future changes in tariff structures and environmental requirements on its business solutions; the continuing and future effects of hurricanes and other severe weather conditions on the demand for Southern Flow’s products and services; the ability of Metretek Florida to successfully develop and expand its products, service, technologies and markets; the effects of competition; changes in customer and industry demand and preferences and purchasing patterns; the Company’s ability to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts, relationships and alliances and to make successful acquisitions; the effects of pending and future litigation, claims and disputes; changes in the energy industry generally and in the natural gas and electricity industries in particular, including price levels; general economic, market and business conditions; the effects of international conflicts and terrorism; and other risks, uncertainties and other factors identified from time to time in the Company’s reports and filings with the Securities and Exchange Commission, including but not limited to the Company’s Form 10-K for the year ended December 31, 2004 and subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
(financial tables follow)

Metretek Technologies, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004 .
Total revenues	$10,176,788	$9,181,390	$32,023,186	$25,968,498
Total costs and expenses	10,372,139	9,214,032	32,054,550	25,769,412

Operating income (loss)	(195,351)	(32,642)	(31,364)	199,086
Minority interest	(51,789)	(59,664)	(168,354)	(201,438)
Income taxes	(2,405)	(12,016)	(15,690)	(35,987)
Equity income	418,690	269,606	1,340,731	890,639

Income from continuing operations	169,145	165,284	1,125,323	852,300
Loss on discontinued operations	—	(3,869,387)	(300,000)	(4,509,268)

Net income (loss)	$169,145	$(3,704,103)	$825,323	$(3,656,968)

BASIC EARNINGS (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$0.01	$(0.00)	$0.09	$(0.03)
Loss from discontinued operations	0.00	(0.35)	(0.02)	(0.51)

Income (loss) per common share	$0.01	$(0.35)	$0.07	$(0.54)

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$0.01	$(0.00)	$0.08	$(0.03)
Loss from discontinued operations	0.00	(0.35)	(0.02)	(0.51)

Income (loss) per common share	$0.01	$(0.35)	$0.06	$(0.54)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC	12,289,743	11,136,629	12,248,096	8,830,444

DILUTED	13,456,174	11,136,629	12,912,244	8,830,444

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	December 31,
	2005 .	2004 .
Total current assets	$14,951,856	$15,394,937
Property, plant and equipment, net	3,168,407	2,737,130
Total other assets	11,830,760	12,078,849

Total assets	$29,951,023	$30,210,916

Total current liabilities	$11,005,963	$10,278,052
Long-term notes payable and capital lease obligations	4,619,795	6,082,159
Liabilities of discontinued operations	40,990	843,649
Minority interest in subsidiaries	162,071	89,792
Total stockholders’ equity	14,122,204	12,917,264

Total liabilities and stockholders’ equity	$29,951,023	$30,210,916

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME
In accordance with Regulation G, set forth below is a reconciliation of adjusted EBITDA, a non-GAAP financial measure, to income from continuing operations, its most directly comparable financial measure computed in accordance with GAAP.

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004 .
Income from continuing operations	$169,145	$165,284	$1,125,323	$852,300
Add back:
Interest and finance charges	201,604	175,742	495,444	343,693
Income taxes	2,405	12,016	15,690	35,987
Depreciation and amortization	134,778	142,223	392,783	405,881
Minority interest	51,789	59,664	168,354	201,438

Adjusted EBITDA	$559,721	$554,929	$2,197,594	$1,839,299

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